UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2017
Tyson Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State of incorporation or organization)
001-14704
(Commission File Number)
71-0225165
(IRS Employer Identification No.)
2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Term Loan Agreement
On May 12, 2017, Tyson Foods, Inc. (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) with the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. The Term Loan Agreement provides for total term loan commitments in an aggregate principal amount of $1.8 billion.
The lenders party to the Term Loan Agreement will be obligated to make initial loans under the Term Loan Agreement upon the satisfaction of certain conditions, including but not limited to (i) the satisfaction or waiver of the Offer Conditions (as defined in the Agreement and Plan of Merger, dated April 25, 2017, among the Company, AdvancePierre Foods Holdings, Inc. and DVB Merger Sub, Inc., filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 28, 2017 and incorporated by reference (the “Acquisition Agreement”)) in accordance with the terms and conditions of the Acquisition Agreement, (ii) the absence of a material adverse effect change with respect to AdvancePierre Foods Holdings, Inc. since December 31, 2016 through April 25, 2017, and since April 25, 2017 through closing, (iii) the truth and accuracy of the Acquisition Agreement Representations and the Specified Representations (each as defined in the Term Loan Agreement), (iv) the receipt of certain certificates and organizational documents and (v) the delivery by the Company of certain financial statements.
Borrowings under the Term Loan Agreement will be unsecured and will mature on the three-year anniversary of the date on which lenders are obligated to make initial loans under the Term Loan Agreement.
Borrowings under the Term Loan Agreement will bear interest at a rate per annum equal to, at the option of the Company, (i) the highest of (a) the prime rate of Morgan Stanley Senior Funding, Inc., (b) the federal funds effective rate plus 0.5% and (c) a rate based on certain rates offered for U.S. dollar deposits in the London interbank market (the “Eurocurrency Rate”) plus 1.0% per annum, or (ii) the Eurocurrency Rate, in each case plus an applicable spread that will depend on the credit ratings by each of S&P, and Moody’s and Fitch of the Company, as set forth in the Term Loan Agreement.
Each lender under the Term Loan Agreement is entitled to a commitment fee, payable quarterly in arrears, at a rate equal to 0.15% per annum of the daily average undrawn commitment of that lender, accruing from and including May 12, 2017 to but excluding the date on which all commitments under the Term Loan Agreement are terminated.
The Term Loan Agreement contains certain covenants, including limitations on subsidiary indebtedness; liens; swap agreements (with exceptions for certain swap agreements entered into to hedge or mitigate risks to which the Company or a subsidiary has actual exposure); mergers, consolidations, liquidations and dissolutions; transactions with affiliates; asset sales; and changes in lines of business. In addition, the Term Loan Agreement (i) limits the ratio of Tyson’s debt to capitalization to a maximum of 0.60 to 1.0, and (ii) requires the ratio of Tyson’s consolidated EBITDA to interest to be at least 3.75 to 1.0.
The Term Loan Agreement contains customary events of default, such as non-payment of obligations under the Term Loan Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of any guarantee to remain in full force and effect.
The foregoing description of the Term Loan Agreement is summary in nature and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Amended and Restated Credit Agreement
On May 12, 2017, the Company entered into an Amended and Restated Credit Agreement with the subsidiary borrowers from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended and Restated Credit Agreement”), which amended and restated the Company’s existing Credit Agreement, dated as of September 25, 2014 among the Company, the subsidiary borrowers from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (filed as

Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 29, 2014 and incorporated by reference (the “Existing Credit Agreement”)).
The Amended and Restated Credit Agreement, among other things, (i) increased the aggregate commitments under the Existing Credit Agreement from $1.25 billion to $1.5 billion and (ii) extended the maturity date thereunder to May 12, 2022.
The covenants under the Amended and Restated Credit Agreement are substantially consistent with those in the Existing Credit Agreement and include limitations on subsidiary indebtedness; liens; swap agreements (with exceptions for certain swap agreements entered into to hedge or mitigate risks to which the Company or a subsidiary has actual exposure); mergers, consolidations, liquidations and dissolutions; transactions with affiliates; asset sales; and changes in lines of business. In addition, and consistent with the Existing Credit Agreement, the Amended and Restated Credit Agreement (i) limits the ratio of Tyson’s debt to capitalization to a maximum of 0.60 to 1.0, and (ii) requires the ratio of Tyson’s consolidated EBITDA to interest to be at least 3.75 to 1.0.
The Amended and Restated Credit Agreement contains events of default substantially consistent with those in the Existing Credit Agreement, such as non-payment of obligations under the Term Loan Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of any guarantee to remain in full force and effect.
The foregoing description of the Amended and Restated Credit Agreement is summary in nature and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number
10.1	Term Loan Agreement, dated as of May 12, 2017, among the Company, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
10.2
Amended and Restated Credit Agreement, dated as of May 12, 2017, among the Company, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 17, 2017

TYSON FOODS, INC.
By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Secretary and Associate General Counsel

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